EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in Registration Statements Nos. 333-114496 and 333-121039 on Form S-3, and Nos. 333-105974, 333-116014, and 333-122716 on Form S-8 of Gasco Energy,
Inc. (the "Company") of all references to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in the Company's Annual Report on Form 10-K for the year ended December 13, 2004, filed with the Securities and Exchange Commission on March 16, 2005.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By:  /s/ G. Lance Binder
                                     --------------------------------
                                        G. Lance Binder
                                        Executive Vice President



Dallas, Texas
March 17, 2005